SECURED PROMISSORY NOTE

US$75,000.00	August 23, 2011

FOR VALUE RECEIVED, the undersigned, Innolog Holdings Corporation, a Nevada Corporation, and Innovative Logistics Techniques, Inc., a Virginia corporation (“Innolog”), with principal executive offices are located at 4000 Legato Road, Suite 830, Fairfax, Virginia 22033, telephone number is (703) 766-1412, fax number is (703) 766-1425 and five additional offices located in Washington D.C., Tennessee and Florida (together, the “Maker”), promises to pay to Melvin D. Booth, (the “Payee”), of 8318 Woodlea Mill Rd, McLean, VA 22102 or at such place as the Payee may later designate in writing, in lawful money of the United States, the principal sum of seventy-five thousand United States dollars ($75,000.00) (the “Principal Amount” as further defined herein) in accordance with this secured promissory note (the “Note”) under the terms set forth herein. This Note replaces and supersedes any and all other loans, notes or other obligations of or made by the Maker or any of its affiliates to the Payee.

1.	Principal Amount:

The Principal Amount is seventy-five thousand dollars ($75,000) ((“Principal Amount”).

2.	Maturity Date/Pre-payment:

The maturity date (“Maturity Date”) is ten days from the receipt of the Principal Amount.  The Maker shall have the right to prepay at any time and from time to time, in advance of the respective Maturity Date, without premium or penalty (but the entire Fee shall be due and payable), all or part of the then outstanding Principal Amount and other amounts due and owing.  Each payment shall be applied first to the principal balance due.  The Maturity Date may be extended with the approval of all parties.

3.	Rate of Interest/Fee:

Maker shall pay to Payee a flat fee (“Fee”) of Seven Thousand Five Hundred dollars ($7,500), due and payable on the Maturity Date, which Fee shall be deemed earned at the time of the initial funding of the loan.

4.	Additional Compensation:

Maker shall issue to Payee or Payee’s designee 75,000 Warrants, convertible into common stock of Innolog Holdings Corporation, a Nevada corporation, at an exercise price of $0.06 per share for five years from the date hereof, with such other terms that are substantially the same as other similar warrants.

5.	Late Fee/ No right to Extend:

If this Note is not paid in full within three (3) business days of the Maturity Date, a late fee (“Late Fee”) of ten percent (10%) of the amount outstanding hereunder shall be due and owing, in which case, Maker shall have an additional thirty (30) days in which to pay the total amount owed (Principal Amount, Fee, Late Fee and any collection costs).

6.	Security Interest

Maker shall grant to Payee a security interest in specific accounts receivable of Maker or Innolog as listed below:

5030	116	ODCSLOG	ARMY	8/1/11	22	$106,509.01
and the proceeds therefrom (the “Collateral”).  Maker shall execute and promptly deliver such documents and instruments as Payee may request from time to time to secure, evidence and perfect Payee's security interest and relative priority in the Collateral.

    7.  Events of Default

The following shall constitute Events of Default hereunder:

(a)           If Maker defaults in the payment of any amount due on this Note when due; and

(b)           If Maker shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets.

8.  Remedies

(a)           Upon the happening of an Event of Default, Payee may, in Payee's sole and absolute discretion and without notice or demand to Maker, declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker.

(b)           If an Event of Default shall occur, the Maker shall pay the Payee, on demand by the Payee, all reasonable costs and expenses incurred by the Payee in connection with the collection and enforcement of this Note, including attorneys fees.

(c)           Upon an event of default, all amounts outstanding shall bear interest at the default interest rate of eighteen percent 18% per annum until paid in full, which shall be in addition to any Late Fees owed.

9.  Miscellaneous

(a)           This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, but not with respect to the law of conflicts.

(b)           This Note shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Payee and Payee's successors and assigns; and each reference herein to Maker or to Payee shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns.  Notwithstanding the foregoing, Maker shall not have any right to assign his obligations hereunder without Payee's prior written consent and Payee may not assign its interests hereunder without Maker’s prior written consent.

(c)           Any failure by Payee to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

(d)           None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Payee.

CONFESSION OF JUDGMENT

In the event Innolog Holdings Corporation or Innovative Logistics Techniques, Inc. (together “Debtor”) default(s) hereunder, Debtor and Guarantor authorizes any attorney admitted to practice before any court of record in the United States to appear on Debtor’s behalf in any court having jurisdiction in one or more proceedings, or before any clerk or other court official, and to CONFESS  JUDGMENT AGAINST DEBTOR, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR  PRIOR HEARING, in your favor for the unpaid balance due under this Agreement, including interest and all fees specified herein, court costs, expenses and reasonable attorney’s fees of up to 20 percent of the total amount then due under this Agreement, less credit for payments made.  Debtor waives the benefit of every law, ordinance, or rule of court that gives Debtor any right or privilege of exemption, summons and other process, that lawfully may be waived; all heirs and rights of appeal, homestead rights, stay of execution or stay of supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment.  The authority and power to appear for and enter judgment against Debtor will not be exhausted by one or more exercises, or by any imperfect exercise, and will not be extinguished by any judgment entered; such authority and power may be exercised one or more times, from time to time, in the same or different jurisdictions, as often as you deem necessary or advisable.

Such confession of judgment may be made in the clerk’s office of the circuit court in the Commonwealth of Virginia, located at Fairfax, Virginia.

Furthermore, Maker and Guarantor acknowledge the Holder’s right, subject to the rights of any other creditors, to pursue the security and the accounts receivable securing this debt and the Confessed Judgment.  Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note.  Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Note.

IN WITNESS WHEREOF, intending to be legally bound, Maker has caused this Secured Promissory Note to be executed as of the day and year first above written by its duly authorized and empowered officer or representative.

Innolog Holdings Corporation

By:
William P. Danielczyk, Chairman

Innovative Logistics, Techniques, Inc.

By:
William P. Danielczyk, Executive Chairman

ACKNOWLEDGED BY GUARANTORS
As of the Date Written Above

Verle Hammond

William P. Danielczyk